UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2011

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Wabasha Street North, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders was held on May 5, 2011.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99)A.

At the meeting, 86.6% of the outstanding shares of our voting stock were represented in person or by proxy.  The first proposal voted upon was the election of four Class I Directors for a term ending at the annual meeting in 2013. The four persons nominated by our Board of Directors received the following votes and were elected:

Name	For	Against	Abstain	Broker Non-Votes
Douglas M. Baker, Jr.	177,205,654	7,896,519	159,030	15,768,962
Barbara J. Beck	181,320,420	3,764,083	176,700	15,768,962
Jerry W. Levin	178,301,763	6,781,640	177,800	15,768,962
Robert L. Lumpkins	179,540,273	5,553,640	167,290	15,768,962

In addition, the terms of office of the following directors continued after the meeting:  Class II Directors for a term ending in 2012 — Leslie S. Biller, Jerry A. Grundhofer, Victoria J. Reich and John J. Zillmer; and Class III Directors for a term ending in 2013 — Arthur J. Higgins, Joel W. Johnson and C. Scott O’Hara.

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
198,590,103	2,291,663	148,399	0

The third proposal was to approve amendments to the Ecolab Stock Purchase Plan.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
182,363,736	2,585,043	312,424	15,768,962

The fourth proposal was an advisory vote on approval of the compensation of executives disclosed in the Proxy Statement.  The proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
180,619,999	2,857,414	1,783,790	15,768,962

The fifth proposal was an advisory vote on the frequency of future stockholder advisory votes on executive compensation.  The proposal received the following votes:

1-Year	2-Years	3-Years	Abstain	Broker Non-Votes
160,907,070	2,379,850	20,634,493	1,339,790	15,768,962

The sixth proposal was a stockholder proposal requesting the Board of Directors to adopt a policy on the human right to water. The proposal received the following votes and was not approved:

For	Against	Abstain	Broker Non-votes
8,035,356	151,028,157	26,197,690	15,768,962

The seventh proposal was a stockholder proposal requesting the Board to take action to eliminate super-majority voting.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-votes
123,995,463	60,457,845	807,895	15,768,962

Item 8.01.	Other Events.

On May 5, 2011, Ecolab announced Board of Director authorization to repurchase up to 15,000,000 additional shares of its common stock.  The purchases will be conducted in the open market; in privately negotiated transactions from time-to-time, depending on market conditions; and through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  Ecolab last increased its stock repurchase program in February 2010.

A copy of the News Release issued by Ecolab in connection with this report under Item 8.01 is attached as Exhibit (99)B and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

(99)A. Ecolab Inc. News Release dated May 5, 2011.

(99)B. Ecolab Inc. News Release dated May 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 6, 2011	By:	/s/Michael C. McCormick
Michael C. McCormick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99)A.	Ecolab Inc. News Release dated May 5, 2011.	Filed herewith electronically.

(99)B.	Ecolab Inc. News Release dated May 5, 2011.	Filed herewith electronically.